UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 13, 2010

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
 (Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 13, 2010, Titan International, Inc. (Titan) held its Annual Meeting of Stockholders (Annual Meeting) for the purposes of:

•	Electing J. Michael A. Akers and Maurice M. Taylor, Jr. as directors to serve for three-year terms.

•	Ratifying the appointment of the independent registered public accounting firm for 2010.

Of the 35,275,510 shares of Titan common stock outstanding on the record date, there were a total of 31,732,817 shares of Titan common stock (or 89.9% of total shares outstanding) represented at the Annual Meeting.

J. Michael A. Akers and Maurice M. Taylor, Jr. were elected as directors with the following vote:

	Shares	Shares	Broker
	Voted For	Withheld	Non-Votes
J. Michael A. Akers	26,109,677	347,277	5,275,863
Maurice M. Taylor, Jr.	26,063,376	393,578	5,275,863

The following were directors at the time of the annual meeting and continue serving their term as Titan directors:
Erwin H. Billig, Richard M. Cashin Jr., Albert J. Febbo, Mitchell I. Quain and Anthony L. Soave

The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm was ratified by the following vote:
	Shares	Shares	Shares	Broker
	Voted For	Against	Abstaining	Non-Votes
PricewaterhouseCoopers LLP	31,483,242	240,980	8,595	─

See press release dated May 13, 2010.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

99	Titan International, Inc.’s press release dated May 13, 2010, regarding Titan electing directors and officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	May 13, 2010	By:	/s/ Kent W. Hackamack
Kent W. Hackamack
Vice President of Finance and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99	Titan International, Inc.’s press release dated May 13, 2010, regarding Titan electing directors and officers.